Summary Translation	Exhibit 4.77

Comprehensive Facility Contract

Contract No.：2011JIYINZONGXINZIDI11510021

Borrower：Shijie Kaiyuan Auto Trade Co., Ltd.

Lender：CITIC Shijiazhuang Branch

Signing Date：January 28, 2011

Line of Credit：RMB130, 000,000

Contract term：one year，From  January 28, 2011 to January 16, 2012

Loan Guaranty：Pledge Guarantee

- Hebei Kaiyuan Real Estate Developing Co., Ltd entered into The Maximum Mortgage Contract with the accreditor, with the contract no.2011JIYINZUIDIZIDI11130041.

- Hebei Chuangjie Trading Co., Ltd entered into The Maximum Pledge Contract with the accreditor, with the contract no.2010JIYINZUIQUANZHIDI1014378.